Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces Second Quarter 2025 Results

●	Asset-Based shipment and tonnage growth despite soft freight environment
●	Over $47 million returned to shareholders through share repurchases and dividends in first half of 2025

FORT SMITH, Arkansas, July 30, 2025 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today announced financial results for the second quarter ended June 30, 2025.

Second quarter 2025 revenue totaled $1.0 billion, compared to $1.1 billion in the prior-year period. Net income from continuing operations was $25.8 million, or $1.12 per diluted share, versus $46.9 million, or $1.96 per diluted share, in the second quarter of 2024. On a non-GAAP basis, net income was $31.2 million, or $1.36 per diluted share, compared to $47.4 million, or $1.98 per diluted share, in the prior year.

“Despite ongoing macroeconomic challenges, I commend our team for their continued commitment to meeting customer needs and achieving solid results,” said Judy R. McReynolds, ArcBest Chairman and CEO. “In today’s rapidly evolving environment, our customers are seeking flexible, forward-thinking solutions. Thanks to the deep expertise across our organization and our integrated offerings, we’re well-positioned to meet those needs with a high level of service.”

Seth Runser, ArcBest CEO-elect and President added, “We’re executing with discipline and agility across our network, leveraging our integrated capabilities to deliver value in every market. As we continue optimizing operations and deepening customer relationships, we’re building momentum for long-term growth.”

Results of Operations Comparisons

Asset-Based

Second Quarter 2025 Versus Second Quarter 2024

●	Revenue of $713.3 million compared to $712.7 million, a per-day increase of 0.9 percent
●	Total tonnage per day increase of 4.3 percent
●	Total shipments per day increase of 5.6 percent
●	Total billed revenue per hundredweight decrease of 3.1 percent
●	Operating income of $51.0 million and an operating ratio of 92.8 percent, compared to $72.8 million and an operating ratio of 89.8 percent

Tonnage growth was driven by a 5.6 percent increase in daily shipments, primarily from newly onboarded core LTL customers. This was partially offset by a 1.2 percent decline in total weight per shipment. While new shipments were generally heavier, ongoing weakness in the manufacturing sector continues to pressure weight per shipment metrics and profitability.

To support shipment growth, we proactively expanded our labor force and strategically utilized purchased transportation and local cartage to enhance network capacity during peak vacation season. Although higher labor and purchased transportation costs impacted expenses, productivity improvements helped onboard new business efficiently while maintaining premium service standards. As a result, cost per shipment improved year-over-year and sequentially.

Customer contract renewals and deferred pricing agreements averaged a 4 percent increase during the quarter. Revenue per hundredweight decreased by 3.1 percent in the second quarter, compared to the second quarter of 2024. Price improvements were offset by lower fuel surcharge revenue and a shift in freight profile. Excluding fuel surcharges, revenue per hundredweight declined in the low-single digits year-over-year. A 5.9 percent general rate increase, announced July 14, will take effect August 4. Overall, LTL industry pricing remains rational.

Compared sequentially to the first quarter of 2025, second quarter 2025 revenue per day increased 9.5 percent. Shipments per day increased 8.0 percent and weight per shipment increased 3.2 percent, resulting in an 11.5 percent increase in tonnage per day. Revenue per shipment increased 1.4 percent, while billed revenue per hundredweight declined 1.7 percent, reflecting the impact of a higher proportion of heavier-weight shipments added during the second quarter and lower fuel surcharges. Excluding fuel surcharges, revenue per hundredweight decreased less than one percent. The sequential operating ratio improved by 310 basis points, consistent with the historical seasonal range of 300–400 basis points.

Asset-Light

Second Quarter 2025 Versus Second Quarter 2024

●	Revenue of $341.9 million compared to $395.8 million, a per-day decrease of 12.9 percent
●	Operating income of $0.6 million compared to operating loss of $9.5 million
●	On a non-GAAP basis, operating income of $1.1 million compared to operating loss of $2.5 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of $2.5 million compared to negative $0.6 million

Revenue declines were primarily due to lower revenue per shipment in a soft rate environment and a higher mix of managed transportation business, which typically involves smaller, lower-revenue shipments. A 6.5 percent decline in shipments per day reflected a strategic reduction in less profitable truckload volumes, partially offset by continued growth in managed solutions.

Despite revenue declines, the Asset-Light segment delivered its first quarter of non-GAAP operating income since the second quarter of 2023, supported by improved margins, disciplined cost control, and productivity gains.

Compared sequentially to first quarter of 2025, second quarter 2025 daily revenue was down 4.7 percent, as shipments per day decreased 4.3 percent, and revenue per shipment was down 0.5 percent. However, margin expansion and disciplined cost management contributed to an improvement in operating results.

Conference Call

ArcBest will host a conference call with company executives to discuss the quarterly results. The call will be today, Wednesday, July 30, 2025, at 9:00 a.m. EDT (8:00 a.m. CDT). Interested parties are invited to listen by calling (800) 715-9871 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on July 30, 2025, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on August 13, 2025. To listen to the playback, dial (800) 770-2030. The conference call ID for the live conference call and the playback is 6423434. The conference call and playback can also be accessed through August 13, 2025, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems, including but not limited to licensed software; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; establishing and maintaining adequate internal controls over financial reporting; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, health epidemics, geopolitical conflicts, acts of war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,022,256	$1,077,831	$1,989,333	$2,114,250

OPERATING EXPENSES	984,947	1,028,986	1,945,394	2,042,970

OPERATING INCOME	37,309	48,845	43,939	71,280

OTHER INCOME (COSTS)
Interest and dividend income	1,037	3,241	2,187	6,556
Interest and other related financing costs	(2,956)	(2,078)	(5,711)	(4,306)
Other, net	578	(781)	(273)	(28,980)
	(1,341)	382	(3,797)	(26,730)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	35,968	49,227	40,142	44,550

INCOME TAX PROVISION	10,159	2,303	11,202	538

NET INCOME FROM CONTINUING OPERATIONS	25,809	46,924	28,940	44,012

INCOME FROM DISCONTINUED OPERATIONS, net of tax(1)	—	—	—	600

NET INCOME	$25,809	$46,924	$28,940	$44,612

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.12	$1.99	$1.25	$1.87
Discontinued operations(1)	—	—	—	0.03
	$1.12	$1.99	$1.25	$1.89

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.12	$1.96	$1.25	$1.83
Discontinued operations(1)	—	—	—	0.02
	$1.12	$1.96	$1.25	$1.86

AVERAGE COMMON SHARES OUTSTANDING
Basic	22,944,228	23,618,318	23,070,812	23,589,814
Diluted	23,008,707	23,919,613	23,146,609	24,025,499

1)	Represents adjustments related to the gain on sale of FleetNet America® (“FleetNet”), which sold on February 28, 2023.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2025	2024

	(Unaudited)
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$114,874	$127,444
Short-term investments	24,801	29,759
Accounts receivable, less allowances (2025 - $8,104; 2024 - $8,257)	402,321	394,838
Other accounts receivable, less allowances (2025 - $652; 2024 - $648)	23,357	36,055
Prepaid expenses	38,115	47,860
Prepaid and refundable income taxes	23,277	28,641
Other	11,423	11,045
TOTAL CURRENT ASSETS	638,168	675,642

PROPERTY, PLANT AND EQUIPMENT
Land and structures	536,791	520,119
Revenue equipment	1,200,219	1,166,161
Service, office, and other equipment	356,319	351,907
Software	183,520	182,396
Leasehold improvements	35,065	32,263
	2,311,914	2,252,846
Less allowances for depreciation and amortization	1,198,757	1,186,800
PROPERTY, PLANT AND EQUIPMENT, net	1,113,157	1,066,046

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	82,449	88,615
OPERATING RIGHT-OF-USE ASSETS	229,905	192,753
DEFERRED INCOME TAXES	9,324	9,536
OTHER LONG-TERM ASSETS	89,680	92,386
TOTAL ASSETS	$2,467,436	$2,429,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$176,903	$168,943
Income taxes payable	3,630	—
Accrued expenses	368,623	398,700
Current portion of long-term debt	77,549	63,978
Current portion of operating lease liabilities	34,697	34,364
TOTAL CURRENT LIABILITIES	661,402	665,985

LONG-TERM DEBT, less current portion	163,850	125,156
OPERATING LEASE LIABILITIES, less current portion	215,376	189,978
POSTRETIREMENT LIABILITIES, less current portion	13,380	13,361
DEFERRED INCOME TAXES	78,279	78,649
OTHER LONG-TERM LIABILITIES	34,723	42,240

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2025: 30,482,894 shares; 2024: 30,401,768 shares	305	304
Additional paid-in capital	333,798	329,575
Retained earnings	1,458,647	1,435,250
Treasury stock, at cost, 2025: 7,680,406 shares; 2024: 7,114,844 shares	(492,776)	(451,039)
Accumulated other comprehensive income	452	272
TOTAL STOCKHOLDERS’ EQUITY	1,300,426	1,314,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,467,436	$2,429,731

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2025	2024

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$28,940	$44,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,490	66,693
Amortization of intangibles	6,400	6,416
Share-based compensation expense	6,162	6,322
Provision for losses on accounts receivable	1,402	1,248
Change in deferred income taxes	(187)	(11,457)
Loss on sale of property and equipment	42	565
Pre-tax gain on sale of discontinued operations	—	(806)
Change in fair value of contingent consideration	(2,650)	11,170
Change in fair value of equity investment	—	28,739
Changes in operating assets and liabilities:
Receivables	3,866	38,702
Prepaid expenses	9,744	5,199
Other assets	(321)	(2,789)
Income taxes	9,130	(8,806)
Operating right-of-use assets and lease liabilities, net	(11,421)	(7,262)
Accounts payable, accrued expenses, and other liabilities	(39,486)	(38,344)
NET CASH PROVIDED BY OPERATING ACTIVITIES	86,111	140,202

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(42,007)	(104,909)
Proceeds from sale of property and equipment	6,142	2,341
Purchases of short-term investments	—	(5,236)
Proceeds from sale of short-term investments	5,236	28,504
Capitalization of internally developed software	(6,268)	(7,779)
NET CASH USED IN INVESTING ACTIVITIES	(36,897)	(87,079)

FINANCING ACTIVITIES
Borrowings under credit facilities	25,000	—
Payments on long-term debt	(35,526)	(35,705)
Net change in book overdrafts	(2,021)	(4,146)
Deferred financing costs	(19)	—
Payment of common stock dividends	(5,543)	(5,647)
Purchases of treasury stock	(41,737)	(31,627)
Payments for tax withheld on share-based compensation	(1,938)	(22,634)
NET CASH USED IN FINANCING ACTIVITIES	(61,784)	(99,759)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,570)	(46,636)
Cash and cash equivalents at beginning of period	127,444	262,226
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$114,874	$215,590

NONCASH INVESTING ACTIVITIES
Equipment financed	$62,791	$10,354
Accruals for equipment received	$14,586	$3,904
Lease liabilities arising from obtaining right-of-use assets	$41,978	$26,001

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2025		2024		2025		2024

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$713,312		$712,725		$1,359,606		$1,384,192
Asset-Light	341,922		395,817		697,934		792,180
Other and eliminations	(32,978)		(30,711)		(68,207)		(62,122)
Total consolidated revenues from continuing operations	$1,022,256		$1,077,831		$1,989,333		$2,114,250

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$365,929	51.3%	$352,678	49.5%	$710,070	52.2%	$697,677	50.4%
Fuel, supplies, and expenses	79,834	11.2	82,938	11.6	157,476	11.6	163,982	11.8
Operating taxes and licenses	13,845	1.9	13,557	1.9	26,957	2.0	27,086	2.0
Insurance	17,653	2.5	16,964	2.4	35,616	2.6	31,446	2.3
Communications and utilities	5,150	0.7	4,412	0.6	10,960	0.8	9,211	0.7
Depreciation and amortization	31,664	4.4	26,646	3.8	62,254	4.6	53,653	3.9
Rents and purchased transportation	76,198	10.7	70,315	9.9	143,359	10.6	135,986	9.8
Shared services	69,868	9.8	72,245	10.1	132,311	9.7	137,159	9.9
(Gain) loss on sale of property and equipment	(159)	—	(91)	—	(136)	—	58	—
Other	2,301	0.3	269	—	3,293	0.2	1,686	0.1
Total Asset-Based	662,283	92.8%	639,933	89.8%	1,282,160	94.3%	1,257,944	90.9%

Asset-Light
Purchased transportation	$288,580	84.4%	$339,247	85.7%	$593,194	85.0%	$683,369	86.3%
Salaries, wages, and benefits	25,629	7.5	31,036	7.8	51,178	7.3	61,340	7.7
Supplies and expenses	1,739	0.5	2,768	0.7	3,478	0.5	5,577	0.7
Depreciation and amortization(1)	4,605	1.4	5,039	1.3	9,223	1.3	10,117	1.3
Shared services	18,594	5.4	17,297	4.4	36,575	5.3	33,571	4.2
Contingent consideration(2)	(2,650)	(0.8)	3,850	1.0	(2,650)	(0.4)	11,170	1.4
Other	4,834	1.4	6,078	1.5	10,725	1.5	11,792	1.5
Total Asset-Light	341,331	99.8%	405,315	102.4%	701,723	100.5%	816,936	103.1%

Other and eliminations(3)	(18,667)		(16,262)		(38,489)		(31,910)
Total consolidated operating expenses from continuing operations	$984,947	96.4%	$1,028,986	95.5%	$1,945,394	97.8%	$2,042,970	96.6%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$51,029		$72,792		$77,446		$126,248
Asset-Light	591		(9,498)		(3,789)		(24,756)
Other and eliminations(3)	(14,311)		(14,449)		(29,718)		(30,212)
Total consolidated operating income from continuing operations	$37,309		$48,845		$43,939		$71,280

1)	Includes amortization of intangibles associated with acquired businesses.
2)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The Company reduced the contingent consideration for the MoLo acquisition to zero in second quarter 2025, reflecting the probability of no earnout payment based on projections of adjusted earnings before interest, taxes, depreciation, and amortization for 2025.
3)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024

ArcBest Corporation — Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$37,309	$48,845	$43,939	$71,280
Innovative technology costs, pre-tax(1)	7,123	8,311	14,636	18,009
Purchase accounting amortization, pre-tax(2)	3,192	3,192	6,384	6,384
Change in fair value of contingent consideration, pre-tax(3)	(2,650)	3,850	(2,650)	11,170
Non-GAAP amounts	$44,974	$64,198	$62,309	$106,843

Net Income from Continuing Operations
Amounts on GAAP basis	$25,809	$46,924	$28,940	$44,012
Innovative technology costs, after-tax (includes related financing costs)(1)	5,428	6,380	11,152	13,820
Purchase accounting amortization, after-tax(2)	2,398	2,400	4,796	4,801
Change in fair value of contingent consideration, after-tax(3)	(1,991)	2,896	(1,991)	8,401
Change in fair value of equity investment, after-tax(4)	—	—	—	21,603
Life insurance proceeds and changes in cash surrender value	(1,428)	(440)	(741)	(1,673)
Tax expense (benefit) from vested RSUs(5)	995	(10,777)	992	(11,264)
Non-GAAP amounts	$31,211	$47,383	$43,148	$79,700

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$1.12	$1.96	$1.25	$1.83
Innovative technology costs, after-tax (includes related financing costs)(1)	0.24	0.27	0.48	0.58
Purchase accounting amortization, after-tax(2)	0.10	0.10	0.21	0.20
Change in fair value of contingent consideration, after-tax(3)	(0.09)	0.12	(0.09)	0.35
Change in fair value of equity investment, after-tax(4)	—	—	—	0.90
Life insurance proceeds and changes in cash surrender value	(0.06)	(0.02)	(0.03)	(0.07)
Tax expense (benefit) from vested RSUs(5)	0.04	(0.45)	0.04	(0.47)
Non-GAAP amounts(6)	$1.36	$1.98	$1.86	$3.32

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2025		2024		2025		2024

Segment Operating Income (Loss) Reconciliations	(Unaudited) ($ thousands, except percentages)

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$591	99.8%	$(9,498)	102.4%	$(3,789)	100.5%	$(24,756)	103.1%
Purchase accounting amortization, pre-tax(2)	3,192	(0.9)	3,192	(0.8)	6,384	(0.9)	6,384	(0.8)
Change in fair value of contingent consideration, pre-tax(3)	(2,650)	0.8	3,850	(1.0)	(2,650)	0.4	11,170	(1.4)
Non-GAAP amounts(6)	$1,133	99.7%	$(2,456)	100.6%	$(55)	100.0%	$(7,202)	100.9%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(14,311)		$(14,449)		$(29,718)		$(30,212)
Innovative technology costs, pre-tax(1)	7,123		8,311		14,636		18,009
Non-GAAP amounts	$(7,188)		$(6,138)		$(15,082)		$(12,203)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2025
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(7)
Amounts on GAAP basis	$37,309	$(1,341)	$35,968	$10,159	$25,809	28.2%
Innovative technology costs(1)	7,123	94	7,217	1,789	5,428	24.8
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Change in fair value of contingent consideration(3)	(2,650)	—	(2,650)	(659)	(1,991)	(24.9)
Life insurance proceeds and changes in cash surrender value	—	(1,428)	(1,428)	—	(1,428)	—
Tax expense from vested RSUs(5)	—	—	—	(995)	995	—
Non-GAAP amounts	$44,974	$(2,675)	$42,299	$11,088	$31,211	26.2%

	Six Months Ended June 30, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(7)
Amounts on GAAP basis	$43,939	$(3,797)	$40,142	$11,202	$28,940	27.9%
Innovative technology costs(1)	14,636	193	14,829	3,677	11,152	24.8
Purchase accounting amortization(2)	6,384	—	6,384	1,588	4,796	24.9
Change in fair value of contingent consideration(3)	(2,650)	—	(2,650)	(659)	(1,991)	(24.9)
Life insurance proceeds and changes in cash surrender value	—	(741)	(741)	—	(741)	—
Tax expense from vested RSUs(5)	—	—	—	(992)	992	—
Non-GAAP amounts	$62,309	$(4,345)	$57,964	$14,816	$43,148	25.6%

	Three Months Ended June 30, 2024
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(7)
Amounts on GAAP basis	$48,845	$382	$49,227	$2,303	$46,924	4.7%
Innovative technology costs(1)	8,311	172	8,483	2,103	6,380	24.8
Purchase accounting amortization(2)	3,192	—	3,192	792	2,400	24.8
Change in fair value of contingent consideration(3)	3,850	—	3,850	954	2,896	24.8
Life insurance proceeds and changes in cash surrender value	—	(440)	(440)	—	(440)	—
Tax benefit from vested RSUs(5)	—	—	—	10,777	(10,777)	—
Non-GAAP amounts	$64,198	$114	$64,312	$16,929	$47,383	26.3%

	Six Months Ended June 30, 2024
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(7)
Amounts on GAAP basis	$71,280	$(26,730)	$44,550	$538	$44,012	1.2%
Innovative technology costs(1)	18,009	367	18,376	4,556	13,820	24.8
Purchase accounting amortization(2)	6,384	—	6,384	1,583	4,801	24.8
Change in fair value of contingent consideration(3)	11,170	—	11,170	2,769	8,401	24.8
Change in fair value of equity investment(4)	—	28,739	28,739	7,136	21,603	24.8
Life insurance proceeds and changes in cash surrender value	—	(1,673)	(1,673)	—	(1,673)	—
Tax benefit from vested RSUs(5)	—	—	—	11,264	(11,264)	—
Non-GAAP amounts	$106,843	$703	$107,546	$27,846	$79,700	25.9%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair values of contingent consideration and equity investment, which are significant expenses or gains resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$25,809	$46,924	$28,940	$44,012
Interest and other related financing costs	2,956	2,078	5,711	4,306
Income tax provision	10,159	2,303	11,202	538
Depreciation and amortization(8)	40,926	36,276	80,890	73,109
Amortization of share-based compensation	3,779	3,433	6,162	6,322
Change in fair value of contingent consideration(3)	(2,650)	3,850	(2,650)	11,170
Change in fair value of equity investment(4)	—	—	—	28,739
Consolidated Adjusted EBITDA from Continuing Operations	$80,979	$94,864	$130,255	$168,196

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$591	$(9,498)	$(3,789)	$(24,756)
Depreciation and amortization(8)	4,605	5,039	9,223	10,117
Change in fair value of contingent consideration(3)	(2,650)	3,850	(2,650)	11,170
Asset-Light Adjusted EBITDA	$2,546	$(609)	$2,784	$(3,469)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	Represents a noncash impairment charge to write off an equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024.
5)	Represents recognition of the tax impact for the vesting of share-based compensation.
6)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
7)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
8)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2025	2024	% Change	2025	2024	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	64.0		126.5	127.5

Billed Revenue(1) / CWT	$48.54	$50.09	(3.1%)	$48.94	$49.34	(0.8%)

Billed Revenue(1) / Shipment	$537.94	$562.17	(4.3%)	$534.37	$552.64	(3.3%)

Tonnage / Day	11,666	11,186	4.3%	11,068	11,062	0.1%

Shipments / Day	21,051	19,934	5.6%	20,274	19,751	2.6%

Shipments / DSY hour	0.451	0.448	0.7%	0.449	0.445	0.9%

Weight / Shipment	1,108	1,122	(1.2%)	1,092	1,120	(2.5%)

Average Length of Haul (Miles)	1,131	1,135	(0.4%)	1,128	1,123	0.4%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
	(Unaudited)
Asset-Light

Revenue / Shipment	(6.9%)	(6.4%)

Shipments / Day	(6.5%)	(5.1%)

Shipments / Employee / Day	14.8%	19.2%

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